Exhibit 99.1

Marketo Announces Leadership Changes in Finance, Administration, and Operations

SAN MATEO, Calif. — March 7, 2016 — Marketo Inc. (NASDAQ: MKTO), the leading provider of engagement marketing software and solutions, today announced the appointment of Fred Ball to executive vice president and chief administrative officer (CAO), effective immediately. In addition, Brian Kinion was promoted to senior vice president and chief financial officer (CFO), and Jason Holmes was promoted to executive vice president and chief operating officer (COO). All three will report to Chairman and CEO Phil Fernandez.

Ball, who has been CFO since May 2011, led the company through its successful IPO in May 2013 and oversaw Finance and Accounting through a period of rapid growth and change, as Marketo’s revenue grew from $14 million in 2010 to $210 million in 2015. As CAO, Ball will continue to lead Marketo’s Global Corporate Development, Corporate Strategy, and Information Technology and Facilities teams. Central to his role will be leading the company’s strategic planning as the business continues to scale to meet the needs of enterprise companies.

As CFO, Kinion will be responsible for global financial reporting and compliance, financial planning and analysis, investor relations, and driving continuous process and system improvements to support the company’s growing operations. Kinion, who was previously group vice president of finance, brings more than 25 years of finance and accounting experience, and nine years of SaaS experience.

Taking on the role of COO, Holmes, who was previously chief customer officer, will expand on his current role to drive Marketo’s broad growth initiatives across the entire company. This role is a key addition to the executive team that will unify management of strategy, execution, and accountability of the entire organization as Marketo continues to grow.

“I am thrilled to see Fred, Brian and Jason take these next steps in their careers,” said Fernandez. “Fred has been an integral member of our senior leadership team and has made countless contributions to Marketo’s success. The rate of growth and pace of change at Marketo has necessitated this position, and no one is more capable of fulfilling the responsibilities of this role than Fred. At the same time, it is incredibly gratifying to promote Brian to CFO. Fred and I identified him nearly three years ago as a future CFO candidate, and I’m confident that he will be a great CFO for Marketo. I am also pleased to see Jason step into the new role of COO. His deep understanding of what makes our customers successful will be invaluable as we continue to grow. I am incredibly confident in the senior leadership team we’ve built for the next phase of our growth, and I’m excited that this additional operating strength on my staff will allow me to focus more of my time on Marketo’s strategic vision and our most important customer and partner relationships.”

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About Marketo

Marketo (NASDAQ: MKTO) provides the leading engagement marketing software and solutions designed to help marketers develop long-term relationships with their customers — from acquisition to advocacy. Marketo is built for marketers, by marketers and is setting the innovation agenda for marketing technology. Marketo puts Marketing First. Headquartered in San Mateo, CA, with offices around the world, Marketo serves as a strategic partner to large enterprise and fast-growing small companies across a wide variety of industries. To learn more about Marketo’s Engagement Marketing Platform, LaunchPoint® partner ecosystem, and the vast community that is the Marketo Marketing Nation®, visit www.marketo.com.

Forward Looking Statements

This press release contains forward-looking statements related to, among other things, Marketo’s future growth. Forward-looking statements include all statements that are not historical facts. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Some of these risks, uncertainties, and assumptions are described in public reports we file with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Form 10-K filed on March 4, 2016. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made, and we assume no obligation, and do not intend, to publicly update these forward-looking statements, except as required by law.